CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 1998 with respect to the consolidated financial statements of Paragon Steakhouse Restaurants, Inc. included in the Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-69137) and the related Prospectus of Galveston's Steakhouse Corp. for the registration of 1,064,248 shares of its common stock.


                                              ERNST & YOUNG LLP

Woodland Hills, California
February 4, 1999